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                                                                    Exhibit 10.4

                              UGI BORDEAUX HOLDING
                 Societe anonyme au capital de 85.568.435 euros
           Siege social: Immeubles Les Renardieres 3, place de Saverne
                                92400-Courbevoie
                            452 431 232 RCS Nanterre

AGZ HOLDING
Immeuble Les Renardieres
3 place de Saverne
92400 Courbevoie
France

CALYON (as Facility Agent on behalf of the Lenders)
Leverage and Financial Sponsors Group
9 quai du President Paul Doumer
92920 Courbevoie Cedex
France

Date: 7 Decemebr 2005

Dear Sirs,

SENIOR FACILITIES AGREEMENT DATED 7 DECEMBER 2005 BETWEEN AMONG OTHERS AGZ HOLDING AS PARENT, THE COMPANIES NAMED THEREIN AS BORROWERS AND GUARANTORS, CALYON AS MANDATED LEAD ARRANGER, FACILITY AGENT AND SECURITY AGENT AND THE LENDERS NAMED THEREIN (AS AMENDED FROM TIME TO TIME, THE "FACILITIES AGREEMENT")

We refer to the Facilities Agreement.

Unless otherwise defined in this letter, words and expressions defined in the Facilities Agreement have the same meaning when used in this letter.

This is the UGI Bordeaux Letter of Undertakings referred to in the Facilities Agreement.

UGI Bordeaux undertakes to Calyon, acting for itself and as Facility Agent on behalf of the Lenders, that it will fully comply with the terms of the Tax Consolidation Agreement and, in particular, that it will pay and reallocate, on the due date for payments as provided under the Tax Consolidation Agreement, the tax savings that the Parent would have retained had the initial tax consolidated group (with AGZ Holding as tax consolidated company) remained in place.

Such reallocation, which shall constitute an Equity Contribution, shall be in the form of capital increase or subsidies or intercompany loans, at the option of UGI Bordeaux.

UGI Bordeaux further undertakes that if such payments were made to the Parent in the form of subsidies or intercompany loans, the rights of UGI Bordeaux to the reimbursement of such subsidies or intercompany loans and to payment of interest thereon (collectively the "SUBORDINATED DEBT") shall be fully subordinated to the rights of the Finance Parties under the Senior Finance Documents.

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UGI Bordeaux as promettant and the Parent as stipulant agree to the benefit of the Finance Parties represented by the Facility Agent (which hereby accepts on behalf of the Finance Parties), that, until the date on which all sums due by the Parent to the Finance Parties under the Senior Finance Documents (the "SENIOR DEBT") have been fully discharged (the "SENIOR DISCHARGE DATE"), the Senior Debt shall be paid or repaid prior to any sum due by the Parent to UGI Bordeaux under the Subordinated Debt (for the avoidance of doubt, this will not preclude the capitalisation of interest), unless otherwise agreed between UGI Bordeaux, the Parent and the Facility Agent (acting on the instructions of the Majority Lenders).

UGI Bordeaux hereby undertakes to immediately pay and transfer to the benefit of the Agent on the behalf of the Finance Parties any sums which would have been received by it, prior to the Senior Discharge Date, in breach of the provisions of the preceding paragraph.

This letter constitutes a Senior Finance Document.

This letter shall be governed by and construed in accordance with French law and Clause 30 (Governing law and submission to jurisdiction) of the Facilities Agreement shall apply mutatis mutandis to this letter.

If you agree with the terms of this letter, please execute a copy thereof.

Yours faithfully,

UGI BORDEAUX HOLDING


/s/ F. Varagne
--------------------------------------
Name: F. Varagne
Title:
       -------------------------------


AGZ HOLDING


/s/ Francois Varagne
--------------------------------------
Name: Francois Varagne
Title: Directeur General Delegue


CALYON
FOR ITSELF AND AS FACILITY AGENT ON
BEHALF AND FOR THE ACCOUNT OF THE
LENDERS


/s/ Jacques Pochon et Jerome Del Ben
--------------------------------------
Name: Jacques Pochon et Jerome Del Ben


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